Exhibit 10.24

AMENDMENT NO. 2 TO PROMISSORY NOTE

This Amendment No. 2 to Promissory Note (this “Amendment No. 2”) is made effective the 26th day of June, 2003, by TULLY’S COFFEE CORPORATION, a Washington corporation (“Maker”), and KENT CENTRAL, L.L.C., a Washington limited liability company (“Holder”).

RECITALS

A. Maker has previously executed that certain Promissory Note dated November 1, 2002, in favor of Holder in the original principal amount of up to TWO MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($2,890,037.09) (the “Original Note Amount”) a copy of which Note is attached hereto as “Exhibit A” and by this reference is incorporated herein (the “Original Note”). The Original Note was amended by Amendment to Promissory Note dated March 3, 2003 (“Amendment No. 1”), a copy of which Amendment No. 1 is attached hereto and by this reference is incorporated herein as “Exhibit B.” Amendment No. 1, among other changes, increased the amount of the Note to THREE MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($3,890,037.09) by the addition of an additional ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the “Increased Note Amount”). To secure repayment of the Original Note Amount, Maker executed and delivered to Holder that certain General Security Agreement also dated November 1, 2002 (the “Security Agreement”), a copy of which is attached as Exhibit B to Amendment No. 1. An UCC-1 Financing Statement was filed on November 5, 2002 under File No. 2002-310-5560-6 (the “Financing Statement”).

B. For the purposes hereof, the Original Note and Amendment No. 1 shall be collectively referred to as the “Note.”

C. Repayment of the Original Note and the Original Note Amount, and all extensions, increases and modifications of and to such Original Note and Original Note Amount, has been guaranteed by Richard Padden and Laurie Padden, husband and wife, Tom O’Keefe and Cathy O’Keefe, husband and wife, Ron Neubauer and Linda Neubauer, husband and wife, George Hubman and Carolyn Hubman, husband and wife, Larry Hood and Ritchie Hood, husband and wife, Marc Evanger and Heidi Evanger, husband and wife, and Kevin Fortun, as his separate estate (individually a “Guarantor” and collectively the “Guarantors”).

D. The Security Agreement contemplated that Holder would subordinate its interest in the “Collateral” (as defined in the Security Agreement”) to a third party “Asset Based Financing Facility” lender who would make a loan to Maker of up to $1,000,000.

E. Holder agreed to make the Asset Based Financing Facility Loan to Maker in the form of the Increased Loan Amount.

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F. Maker and Holder have agreed to amend the Original Note and Amendment No. 1 in certain respects, all as more fully set forth below.

NOW, THEREFORE, the parties hereto, in consideration of their mutual promises contained herein and for other good and valuable consideration, hereby agree to amend the Note as follows:

AGREEMENT

1. The foregoing Recitals are incorporated herein as if repeated at length at this point.

2. The portion of Section (a) of the Original Note that begins with “Notwithstanding anything to the contrary contained herein…through the balance of Section (a) of the Original Note shall be deleted and the following shall be substituted in lieu thereof:

Notwithstanding anything to the contrary contained herein, (A) commencing with July 1, 2003, the Maker shall pay the monthly installments of principal as more fully set forth below; and (i) if Maker obtains any equity after the date hereof but before October 1, 2004, by way of (B) the sale of stock, common or preferred, in Maker or any affiliate of Maker; or (C) the sale of any rights to acquire stock, common or preferred, in Maker or any affiliate of Maker, Maker shall pay all of the cash proceeds from such sale(s), after deducting cash costs of such sale(s), to Holder until the outstanding Principal Balance of this Note has been paid down pursuant to subsections (A), (B) and/or (C) above to an amount that is no greater than EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($890,037.09), which shall thereafter be the maximum amount which Maker shall be entitled to borrow hereunder, and, in any event, on or before October 1, 2004, Maker shall have paid down the outstanding Principal Balance of this Note to an amount that is no greater than EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($890,037.09), which shall thereafter be the maximum amount which Maker shall be entitled to borrow hereunder; and (ii) the entire unpaid Principal Balance plus any accrued interest which remains unpaid under the Original Note be paid in full in the form of a final balloon payment on April 29, 2005 (the “Original Note Maturity Date”); and (iii) on or before October 1, 2004 (the “Increased Note Amount Maturity Date”) Maker shall have paid all principal and accrued but unpaid interest due under Amendment No. 1 with respect to the Increased Loan Amount. All references in the Original Note to the “Maturity Date” for the Original Note Amount shall be revised to mean the “Original Note Maturity Date.” All references in Amendment No.1 to the “Maturity Date” of the Increased Loan Amount shall be revised to mean the “Increased Note Amount Maturity Date.” So long as Maker is not in default under the terms of the Note, all scheduled payments under Subsection (A)

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above shall be applied in reduction of principal. All scheduled payments under subsections (B) and (C) shall, in the absence of a default by Maker under this Note, be applied first to interest due, and any balance shall be applied in reduction of principal. Attached hereto, and made a part hereof as “Exhibit C,” is a Schedule of Principal Installments. In addition to all other payments required under the Original Note, the Maker agrees that Maker shall pay the “Principal Installments” shown in Column B of the Schedule of Principal Installments, by not later than the times as shown in Column A of such Schedule of Principal Installments. The failure to pay a Principal Installment by not later than the particular date on which such Principal Installment is due shall be deemed a default under the Note and the then outstanding principal amount of Original Loan Amount, and all accumulated, but unpaid, interest thereon together with the then outstanding principal amount of Increased Loan Amount, and all accumulated, but unpaid, interest thereon, shall be immediately due and payable in full, and any amounts received from Maker shall be applied first to the accrued interest under the Original Loan Amount and the Increased Loan Amount in any order chosen by Holder and the balance, if any, shall be applied against the then outstanding principal of the Original Loan Amount and the Increased Loan Amount in any order chosen by Holder. The Maker shall have the right, upon not less than ten (10) days prior written notice to Holder, to pay all principal, and accrued but unpaid interest under the Original Note and/or Amendment No. 1, without penalty.

3. Section (c) of the Original Note shall be deleted in its entirety and the following shall be substituted in lieu thereof:

(c) On November 1, 2002, November 1, 2003, and October 1, 2004, Maker shall pay Holder a fee equal to three percent (3%) of the maximum permitted outstanding balance which Maker may borrow hereunder for the period commencing on said date, disregarding the fact that Maker may not have delivered fully executed guaranties from all “Guarantors” (described below). For example, on November 1, 2002, and again on November 1, 2003, Maker shall pay Holder a sum equal to 3% of the then outstanding and unpaid principal balance of the Original Note Amount, and on October 1, 2004, Maker shall pay Holder a maximum fee of $26,701.11 (3% of $890,037.90) or a lesser fee if Maker then elects that Maker will have a permitted outstanding balance on this Note at all times after October 1, 2004 which is less than $890,037.09.

4. The following shall be added to Section 2 of Amendment No. 1:

Contemporaneously with its execution of this Amendment No. 2, the Maker shall pay to Holder a fee equal to $8,630.00 which represents the prorated 1.5% commitment fee for the period from March 5, 2004 through September 30, 2004.

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5. This Amendment may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

6. Except as set forth in this Amendment No. 2, the Original Note shall remain in full force and effect as originally executed by Maker and as amended by Amendment No. 1. Except as set forth in this Amendment No. 2, Amendment No. 1 shall remain in full force and effect as originally executed by Maker

(Signatures Appear on the Following Pages)

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MAKER:

TULLY’S COFFEE CORPORATION

By:	/s/ Kristopher S. Galvin
Name:	Kristopher S. Galvin
Title:	Vice President and Chief Financial Officer

LENDER:

KENT CENTRAL, L.L.C.

By:	/s/ Larry R. Benaroya
Name:	Larry R. Benaroya
Title:	Manager

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EXHIBIT A

Copy of Promissory Note

PROMISSORY NOTE

$2,890,037.09	Dated: November 1, 2002
Seattle, Washington

FOR VALUE RECEIVED, the undersigned, TULLY’S COFFEE CORPORATION, a Washington corporation (“Maker”), hereby promises to pay to the order of KENT CENTRAL, L.L.C., a Washington limited liability company (“Holder”), 1001 Fourth Avenue, Suite 4700, Seattle, Washington 98154, or at such other place as the Holder may from time to time designate in writing, the principal sum of TWO MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($2,890,037.09), or so much as may be outstanding hereunder (herein called the “Principal Balance”), with interest on the unpaid Principal Balance, until paid in full, at the rates per annum hereinafter specified.

This Note shall be payable as follows:

(a) Commencing on or about (but not prior to) the last Business Day of November, 2002, and on or about (but not prior to) the last Business Day of each calendar month thereafter until this Note is paid in full, Holder shall send to Maker a statement identifying all interest which has accrued under this Note for the previous month and the applicable rate or rates at which such interest has accrued (each such statement being referred to herein as an “Interest Statement”). The Interest Statement shall be sent via facsimile and/or email to Kristopher S. Galvin, Chief Financial Officer, Tully’s Coffee Corporation, 3100 Airport Way South, Seattle, WA 98134; Facsimile No.: (206) 233-2075; Email address: Kris.Galvin@Tullys.com, and shall be deemed received when an electronic confirmation is received by Holder’s facsimile machine or computer. Maker may change the person, address, facsimile number and/or email address by giving Holder, at the address set forth above for Holder, Attn: Larry R. Benaroya and Attn: Marc G. Nemirow, written notice of such change(s) at least five (5) business days prior to earliest date on which Holder may give its next statement of accrued interest. Within three (3) Business Days of receiving each Interest Statement, Maker shall pay Holder all interest which has accrued under this Note for the previous month. As used herein, the term “Business Day” shall mean a day on which banks are open for business in Seattle, Washington. Any monthly interest which is not paid by the third (3rd) Business Day following Maker’s receipt of an Interest Statement shall be compounded by adding said interest to the Principal Balance of this Note as of the first (1st) day of the month in which Maker received the

Exhibit A

Interest Statement and thereafter such increased principal balance shall bear interest at the Note Rate or the Default Rate (defined below), as applicable; provided, however, that the compounding of interest provided for herein shall not be interpreted as permitting Maker to not make a monthly payment, i.e., it is an Event of Default if Maker does not make a monthly payment on or before the third (3rd) Business Day following Maker’s receipt of an Interest Statement. Notwithstanding anything to the contrary contained herein, (a) if Maker obtains any equity after the date hereof but before November 1, 2003, by way of (A) the sale of stock, common or preferred, in Maker or any affiliate of Maker, or (B) the sale of any rights to acquire stock, common or preferred, in Maker or any affiliate of Maker, Maker shall pay all of the cash proceeds from such sale(s), after deducting cash costs of such sale(s), to Holder until the outstanding Principal Balance of this Note has been paid down to an amount that is no greater than EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($890,037.09), which shall thereafter be the maximum amount which Maker shall be entitled to borrow hereunder, and, in any event, on or before November 1, 2003, Maker shall have paid down the outstanding Principal Balance of this Note to an amount that is no greater than EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($890,037.09), which shall thereafter be the maximum amount which Maker shall be entitled to borrow hereunder, and (b) the entire unpaid Principal Balance plus any accrued interest which remains unpaid under this Note shall be paid in full in the form of a final balloon payment on April 29, 2005 (the “Maturity Date”). All scheduled payments shall, in the absence of a default by Maker under this Note, be applied first to interest due, and any balance shall be applied in reduction of principal.

(b) From and after the date hereof until the date on which this Note is paid in full, Maker shall pay interest on the Principal Balance at a rate (herein called the “Note Rate”) equal to the per annum rate of interest from time to time publicly announced by Bank of America as its Prime Rate minus one-half (1/2) of one percent per annum. The term “Prime Rate” as used herein means the rate of interest announced by Bank of America from time to time as its Prime Rate; provided, however, that Bank of America may lend to its customers at interest rates that are at, above or below its Prime Rate. The Note Rate shall adjust on each date any change in the Prime Rate of Bank of America is announced. In the event Bank of America ceases announcing a Prime Rate, Holder shall have the right to substitute a similar index using Holder’s commercially reasonable business judgment. Interest on this Note shall be computed on a 360-day year comprised of twelve 30 day months, but shall be charged for the actual number of days principal is unpaid. The principal and interest hereto shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. In no event shall the interest rate exceed the legal rate of interest provided for under the laws of the State of Washington.

(c) On November 1, 2002, November 1, 2003, and November 1, 2004, Maker shall pay Holder a fee equal to three percent (3%) of the maximum permitted outstanding balance which Maker may borrow hereunder for the period commencing on

Exhibit A

said date, disregarding the fact that Maker may not have delivered fully executed guaranties from all “Guarantors” (described below). For example, on November 1, 2002, Maker shall pay Holder $86,701.11 (3% of $2,890,037.09), and on November 1, 2003, Maker shall pay Holder a maximum fee of $26,701.11 (3% of $890,037.09) or a lesser fee if Maker then elects that Maker will have a permitted outstanding balance on this Note at all times after November 1, 2003 which is less than $890,037.09.

The purpose of the foregoing paragraph is to allow Maker, effective on each anniversary date of this Note, to voluntarily reduce the permitted maximum outstanding Principal Balance under this Note, i.e., the amount that Maker may borrow from Holder, thereafter.

This Note may be prepaid in whole or in part at any time without payment of any prepayment penalty or premium.

This Note evidences a revolving line of credit. Advances under this Note may be requested by Maker no more frequently than once per week and may be requested only in writing by a person whom Borrower has authorized in writing to request advances from Holder. Once an advance has been repaid, it may be borrowed again under this Note so long as such advance, together with the then outstanding Principal Balance, does not exceed the maximum permitted amount which may be borrowed under this Note. The following parties are presently authorized to request advances under this Note until the Holder receives from Borrower at the Holder’s address shown above written notice of revocation of their authority: Anthony J. Gioia or Kris Galvin or such other representative of Maker as shall be designated in writing by Maker from time to time. The unpaid Principal Balance owing on this Note at any time may be evidenced by the Holder’s internal records. The Holder shall have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any of the Loan Documents; (b) Borrower ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note; or (d) the Holder in good faith deems that a material adverse change has occurred in Maker’s financial condition.

This Note evidences a loan and is secured by a Security Agreement covering certain personal property therein described, together with any other security given to further secure this Note (collectively called the “Property” herein). This Note, the Security Agreement and any other instruments or documents evidencing, securing or relating to the loan evidenced by this Note are herein called the “Loan Documents”. A $2,000,000 portion of this Note is also guaranteed, or to be guaranteed, by Marc Evanger and Heidi Evanger, husband and wife, Richard Padden and Laurie Padden, husband and wife, Tom T. O’Keefe and Cathy O’Keefe, husband and wife, Kevin Fortun and Cheryl Fortun, husband and wife, George Hubman and Carolyn Hubman, husband and wife, Ron Neubauer and Linda Neubauer, husband and wife, Larry Hood and Ritchie

Exhibit A

Hood, husband and wife (the “Guarantors”). This $2,000,000 portion is hereafter referred to as the “Guaranteed Portion.” To the extent Maker has not delivered fully executed guaranties to Holder from all of the foregoing Guarantors, the Guaranteed Portion of the permitted outstanding Principal Balance shall be reduced to seventy-five percent (75%) of the aggregate amount of the fully executed guaranties delivered to Holder. Once fully executed guaranties from all of the Guarantors have been delivered to Holder, the permitted outstanding Principal Balance relating to the Guaranteed Portion will thereafter be 100% of the Guaranteed Portion. Notwithstanding the foregoing, the Lease dated August 16, 1999 entered into between Maker and Holder, together with any and all amendments thereto, shall not be deemed to be a Loan Document.

The following shall be an Event of Default hereunder:

(1) Maker fails to pay any installment of interest and/or principal when due hereunder; or

(2) Maker fails to pay, after the expiration of a three (3) day grace period, any monetary amount, other than installments of interest and/or principal for which there is no grace period, when due hereunder or when due under any of the other Loan Documents; or

(3) Any non-monetary default or breach by Maker under this Note or any of the other Loan Documents which is not cured within the applicable cure period, if any.

Upon an Event of Default, Maker shall pay interest on the Principal Balance at a rate equal to eighteen percent (18%) per annum (herein called the “Default Rate”) until such Event of Default is cured by Maker. Further, upon an Event of Default, the entire indebtedness represented hereby shall, at the option of the Holder of this Note, without notice and without any additional opportunity to cure, become immediately due and payable.

For the purpose of protecting Holder’s security, Maker agrees that any sale, conveyance or transfer of all or substantially all of the Property or substantially all of the shares of Maker without Holder’s prior written consent shall be an Event of Default hereunder. Similarly, Maker shall not grant, sell, exchange, transfer, assign, lease or otherwise dispose (collectively, a “Disposition”) of any of the Property unless (i) such asset or assets is immediately replaced with an asset or assets of equal or greater net book value, (ii) after such Disposition the aggregate net book value of the remaining Property, excluding goodwill, is equal to or greater than the aggregate net book value of the Property, excluding goodwill, on the date of this Note, or (iii) the net sales proceeds from the Disposition of such Property, after payment of ordinary, necessary and

Exhibit A

reasonable sales’ costs and commissions, is paid to Lender to reduce the outstanding Principal Balance of this Note (and the permitted outstanding Principal Balance of this Note shall thereafter be correspondingly reduced). The foregoing shall not apply to (a) any sale of inventory or immaterial equipment in the ordinary course of business, and (b) a one-time encumbrance of assets in connection with an asset based secured financing obtained by Maker not to exceed $1,000,000 (as said amount may be increased under the terms and conditions set forth in Section 22.2 of the Security Agreement). Maker may repay and re-borrow under such asset based secured financing without such repaying and re-borrowing constituting more than a one-time encumbrance of assets.

In the event an action is brought to enforce any of the terms or obligations under this Note, the prevailing party shall be entitled to recover all of its costs and expenses of such action, including reasonable attorneys’ fees incurred by such prevailing party.

Delay in exercising any of the Holder’s rights or options hereunder shall not constitute a waiver thereof, and waiver of any right or option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

The provisions of this Note shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

This Note shall be construed according to the laws of the State of Washington.

Time is of the essence of this Note and each and every term and provision hereof.

MAKER:	TULLY’S COFFEE CORPORATION, a Washington corporation

By:

Name:
Title:

Exhibit A

EXHIBIT B

Copy of Amendment No. 1

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this “Amendment”) is made effective the 3rd day of March, 2003, by TULLY’S COFFEE CORPORATION, a Washington corporation (“Maker”), and KENT CENTRAL, L.L.C., a Washington limited liability company (“Holder”).

RECITALS

A. Maker has previously executed that certain Promissory Note dated November 1, 2002, in favor of Holder in the original principal amount of up to TWO MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($2,890,037.09), a copy of which is attached hereto as Exhibit A and by this reference incorporated herein (the “Note”). To secure repayment of the Note, Maker executed and delivered to Holder that certain General Security Agreement also dated November 1, 2002, a copy of which is attached hereto as Exhibit B and by this reference incorporated herein (the “Security Agreement”). A UCC-1 Financing Statement was filed on November 5, 2002 under File No. 2002-310-5560-6 (the “Financing Statement”).

B. Repayment of the Note has been guaranteed by Richard Padden and Laurie Padden, husband and wife, Tom O’Keefe and Cathy O’Keefe, husband and wife, Ron Neubauer and Linda Neubauer, husband and wife, George Hubman and Carolyn Hubman, husband and wife, Larry Hood and Ritchie Hood, husband and wife, Marc Evanger and Heidi Evanger, husband and wife, and Kevin Fortun, as his separate estate (individually a “Guarantor” and collectively the “Guarantors”).

C. The Security Agreement contemplated that Holder would subordinate its interest in the “Collateral” (as defined in the Security Agreement”) to a third party “Asset Based Financing Facility” lender who would make a loan to Maker of up to $1,000,000.

D. Holder has agreed to make the Asset Based Financing Facility Loan to Maker.

NOW, THEREFORE, the parties hereto, in consideration of their mutual promises contained herein and for other good and valuable consideration, hereby agree to amend the Note as follows:

AGREEMENT

1. The amount of the Note shall be increased to up to THREE MILLION EIGHT HUNDRED NINETY THOUSAND THIRTY SEVEN AND 09/100 DOLLARS ($3,890,037.09).

Exhibit B

The original $2,890,037.09 described in the Note is herein called the “Original Note Amount” and the additional $1,000,000.00 is herein called the “Increased Note Amount”. The terms and conditions of the original Note relating to borrowing, repaying, reborrowing, maximum borrowing amount and interest accruing on the Original Note Amount shall continue to govern the Original Note Amount. The remainder of this Amendment shall govern the borrowing, repaying, reborrowing and interest accruing on the Increased Note Amount.

2. No later than March 5, 2003, Maker shall pay Holder a commitment fee equal to $15,000, which shall be paid to Holder as consideration for Holder’s agreements contained herein to loan Maker up to the maximum amount of the Increased Note Amount and shall not be applied against the principal or interest due under the Note or this Amendment. Should Maker request, and Holder thereafter agree (which Holder has no obligation to do so), to loan Maker any monies in excess of the Increased Note Amount, Maker shall pay Holder a commitment fee equal to one and one-half percent (1.5%) of said increased amount and one-half of any such increased loan amount borrowed by Maker shall be applied against the Original Note Amount and shall also thereafter reduce the maximum amount of the borrowings under the Original Note Amount by the amount of said repayment.

3. Regarding the Increased Note Amount, Maker desires to obtain short-term financing by borrowing from Holder against all Acceptable/Eligible Accounts (as defined in Section 4 below).

4. The following definitions shall govern the terms and provisions of this Amendment as it relates to the Increased Note Amount.

(a) “Account” means any right of payment for goods sold or leased, and delivered, or services rendered, to a Customer net of any credit memo or payments received by Maker from the Customer.

(b) “Acceptable/Eligible Account” means an Account conforming to the warranties of Maker set forth in Section 7 below and that meets all of the following requirements: (i) has not been outstanding for more than 90 days from the date of the invoice, (ii) has been underwritten and not disapproved by Holder if Holder so chooses to underwrite an Account, (iii) has not been reduced from the original amount billed by (A) offset, or (B) an adjustment of any kind other than a credit memo (credit memos are handled as part of the definition of Account in Section 4(a) above), (iv) is not subject to a Customer Dispute, and (v) the amount owed to the Customer by Maker is less than fifty percent (50%) of the amount the Customer owes to Maker under the Account.

(c) “Customer” means Maker’s customer or the Account debtor.

(d) “Customer Dispute” means any claim by a Customer against Maker of any kind whatsoever, valid or invalid, that potentially reduces the amount collectible from a Customer by Maker or Holder.

Exhibit B

5. Holder agrees to loan to Maker, up to the Increased Note Amount, a sum equal to all Acceptable/Eligible Accounts as certified to Holder by an “Authorized Officer” (as defined in the Security Agreement) in the form of Exhibit C attached hereto and by this reference incorporated herein (the “Borrowing Certificate”). Maker shall submit a Borrowing Certificate signed by an Authorized Officer to Holder on the day before Maker first desires to obtain loan funds evidenced by the Increased Note Amount and then no later than 12:00 P.M. Pacific Standard or Daylight Time, as applicable, on every Wednesday thereafter. If Maker is unable to submit a Borrowing Certificate on a Wednesday for any reason, Maker shall notify Holder in writing no later than 12:00 P.M. Pacific Standard or Daylight Time, as applicable, on such Wednesday that Maker is unable to submit a Borrowing Certificate, the reason for such inability and the date on which Maker expects to be able to submit the Borrowing Certificate. At any time after Maker has failed to submit a Borrowing Certificate, Holder may request in writing to Maker that Maker pay over to Holder immediately upon receipt by Maker all monies received by Maker in payment of any Account and Maker shall comply with such request no later than two (2) “Business Days” (as defined in the Note) after Maker’s receipt of such request until Maker has submitted its next Borrowing Certificate. If requested by Holder in writing, within two (2) Business Days of its receipt of Holder’s request Maker shall provide to Holder the original Acceptable/Eligible Account (Invoice), together with one copy thereof, a copy of the bill of lading contract, purchase order, purchase order number and/or any other requisite supporting documentation corresponding to said Account. If Maker fails to submit a signed Borrowing Certificate to Holder for two consecutive Wednesdays or if Maker fails to submit any Account or back up materials within two (2) Business Days of its receipt of Holder’s request, Maker shall be deemed to have no Acceptable/Eligible Accounts and Maker shall repay to Holder all amounts outstanding under the Increased Note Amount.

6. Maker shall properly mark each Acceptable/Eligible Account against which Maker has borrowed funds from Holder as assigned to Holder and Holder is authorized to notify each Customer of said assignment.

7. Maker represents and warrants to Holder that:

(a) Maker is the sole and absolute owner of any and all Accounts and Maker has full legal right to make the assignment and transfer as set forth in the Security Agreement and in this Amendment;

(b) All Acceptable/Eligible Accounts so certified by Maker are an accurate statement of a bona fide sale, delivery and acceptance of merchandise, or performance of service by Maker to/for an Account-debtor. Each Acceptable/Eligible Account is not contingent upon the fulfillment of any promise by Maker and each Account-debtor’s business is believed to be solvent. The terms for payment of said Accounts are Net 30 days or as expressly set forth on the face of an Account delivered to Holder, and the payment of said Accounts are not contingent upon the fulfillment by Maker of any further performance of any nature whatsoever. Within two (2) Business Days Maker shall give written notice to Holder of any credit memo, write-off or similar adjustment in excess of $5,000.00, or of a lesser amount which, in the aggregate with related credit memos, write-offs and similar adjustments for the same Customer, is in excess of $5,000;

Exhibit B

(c) With respect to any Acceptable/Eligible Account for which Maker has borrowed funds from Holder, there are no known setoffs, Customer Disputes, adverse claims, defenses and/or liens whatsoever against the payment of said Accounts except the liens in favor of Holder and the Guarantors. Maker shall, immediately upon borrowing against any Acceptable/Eligible Account, make proper entries on its books and records disclosing the assignment and pledge of said Accounts to Holder;

(d) Maker does not own, control, manage, participate in management or have any involvement and/or association whatsoever with the business of any Account-debtor related to any Acceptable/Eligible Accounts for which Maker has borrowed funds from Holder;

(e) Maker’s taxes are not delinquent nor has Maker been subject to a tax levy by any governmental entity nor are there now on file in any public office tax liens affecting Maker;

(f) All records, statements, books or other documents shown to Holder by Maker at any time, whether before or after the signing of this Amendment, are true and accurate;

(g) Maker shall furnish Holder with periodic statements, accounts receivable agings, journals, bank records and other information as requested by Holder from time to time;

(h) Maker will not change or modify the terms of the original sold and assigned Account with Customer unless Holder first consents to such change in writing. Holder agrees to provide a prompt response to Maker’s request for modification or change with respect to an Acceptable/Eligible Account;

(i) Maker shall immediately notify Holder of any Customer Disputes greater than $5,000.00 in total for any one Customer; and

(j) Maker shall promptly notify Holder of any attachment or any other legal process levied against Maker or any of the Collateral.

8. When payment owing on an Acceptable/Eligible Account is paid to Maker, Maker shall notify Holder of such payment in the next Borrowing Certificate and shall pay said amount to Holder with the next Borrowing Certificate. At Holder’s option, all of Maker’s invoices shall bear the address of a Lock Box chosen by Holder as the “REMIT TO” address and Maker agrees that thereafter all remittances for payment on all such Accounts shall be made to the Lock Box or other repository authorized in writing by Holder.

9. All funds advanced by Holder to Maker under the Increased Note Amount shall bear interest equal to the “Prime Rate” (as defined in the Note), plus four percent (4%) per annum, computed on a 360-day year comprised of twelve 30 day months (but interest shall be

Exhibit B

charged for the actual number of days principal is unpaid). Interest on the Increased Note Amount shall be payable monthly and shall be included in the “Interest Statement” described in the Note. The Increased Note Amount and any accrued but unpaid interest on the Increased Note Amount shall be due and payable in full on March 4, 2004, if not sooner depending on the amount of the Acceptable/Eligible Accounts outstanding at any time, i.e., the amount outstanding on the Increased Note Amount shall never be greater than the amount of Acceptable/Eligible Accounts then in existence.

10. Maker shall hold Holder harmless against any liability, damages, loss, attorneys’ fees and costs of any type due to any action by a Customer arising from Holder collecting or attempting to collect any Account so long as Holder’s collections are performed in a commercially reasonable manner and in compliance with all applicable laws, rules and regulations. Maker shall retain the primary responsibility for collection efforts until the occurrence of an Event of Default.

11. Holder shall have the right, to be exercised not more frequently than once each calendar quarter unless an audit by Holder discovers any discrepancies between Maker’s books and records and Maker’s representations herein or in any Borrowing Certificate, to require an audit of Maker’s books and records by Holder’s in-house personnel upon not less than two (2) Business Days prior written notice to Maker, the cost of which audits shall be reimbursed to Holder by Maker. Maker shall cooperate with Holder in connection with said audit and shall make all of Maker’s books and records relating to all Accounts readily and conveniently available to Holder’s representatives and shall provide Holder’s representatives, at Maker’s cost and expense, with copies of any of Maker’s books and records which Holder’s representatives have requested copies.

12. During any time period that Maker has the right to borrow any of the Increased Note Amount, Section 22.2 of the Security Agreement shall not be enforceable against Holder.

13. This Amendment may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

14. By their execution of counterparts to this Amendment, Guarantors hereby approve the foregoing, agree that nothing contained herein shall in any way terminate or amend their guaranties and hereby subordinate their security interest in the Collateral to the security interest of Holder which secures repayment of the Note, as amended by this Amendment. Holder acknowledges that Guarantors are not guaranteeing Maker’s repayment of any portion of the Increased Note Amount or the interest earned thereon.

15. Except as set forth in this Amendment, the Note shall remain in full force and effect as originally executed by Maker.

(Signatures Appear on the Following Pages)

Exhibit B

MAKER:

TULLY’S COFFEE CORPORATION

By:
Name:
Title:

LENDER:

KENT CENTRAL, L.L.C.

By:
Name:	Larry R. Benaroya
Title:	Manager

GUARANTORS:

Richard Padden

Laurie Padden

Exhibit B

Tom O’Keefe

Cathy O’Keefe

Ron Neubauer

Linda Neubauer

George Hubman

Carolyn Hubman

Larry Hood

Ritchie Hood

Exhibit B

Marc Evanger

Heidi Evanger

Kevin Fortun

Exhibit B

EXHIBIT C

SCHEDULE OF PRINCIPAL INSTALLMENTS

	A	B	C	D	E
	Principal Reductions			Outstanding Principal under KCL Credit Line	Maximum Line- Asset Based Loan
	Due Date	Principal Installments	Cumulative Principal Repayment *
	Today (June 25)			$2,871,287.09	$1,000,000.00
	7/1/2003	$20,000	$20,000	$2,851,287.09	$1,000,000.00
	8/1/2003	$20,000	$40,000	$2,831,287.09	$1,000,000.00
	9/1/2003	$20,000	$60,000	$2,811,287.09	$1,000,000.00
	10/1/2003	$30,000	$90,000	$2,781,287.09	$1,000,000.00
Original Maturity Date of $2.0 M line	11/1/2003	$30,000	$120,000	$2,751,287.09	$1,000,000.00

	12/1/2003	$30,000	$150,000	$2,721,287.09	$1,000,000.00
	1/1/2004	$40,000	$190,000	$2,681,287.09	$1,000,000.00
	2/1/2004	$40,000	$230,000	$2,641,287.09	$1,000,000.00
Through End of Next Fiscal Year	3/1/2004	$40,000	$270,000	$2,601,287.09	$1,000,000.00

	4/1/2004	$50,000	$320,000	$2,551,287.09	$1,000,000.00
	5/1/2004	$50,000	$370,000	$2,501,287.09	$1,000,000.00
	6/1/2004	$50,000	$420,000	$2,451,287.09	$1,000,000.00
	7/1/2004	$60,000	$480,000	$2,391,287.09	$1,000,000.00
	8/1/2004	$60,000	$540,000	$2,331,287.09	$1,000,000.00
	9/1/2004	$60,000	$600,000	$2,271,287.09	$1,000,000.00
New Line Matures	10/1/2004	$1,381,250	$1,981,250	$890,037.00	$—

	11/1/2004	$—	$1,981,250	$890,037.00	$—

*	Notes-

Any principal payments (due to sale of property and equipment (not replaced) would be incremental to these amounts.

Requirement for payment with proceeds from any new equity financing will still apply.